UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers and  Directors

Executive Annual Bonuses. On March 8, 2018, the Compensation Committee of magicJack VocalTec Ltd. (the “Company”) authorized the payment of annual cash bonuses to each of the Company’s executive officers in respect of the year ended December 31, 2017. The annual bonuses were made pursuant to the Company’s Amended Compensation Policy and each executive officer’s employment agreement.

Pursuant to the Company’s Amended Compensation Policy and each executive officer’s employment agreement, each executive officer is eligible to receive a bonus based on the Company meeting certain performance criteria.  Each executive has a target bonus based on a percentage of the executive’s annual base salary (50% to 100% as set forth in the executive’s agreement).  The annual bonus ranges from 35% to 200% of the target based on achievement of quantified metrics for the Company’s performance based on revenue and EBITDA as set by the Compensation Committee.  The following table illustrates the awards to the Company’s principal executive officer, principal financial officer and each of the other current executive officers that were named in the Company’s definitive proxy statement for the Company’s extraordinary general meeting of shareholders to be held on March 19, 2018, in the amounts indicated below:

Name and Position	Target Bonus	Minimum* Annual Bonus	Maximum Annual Bonus	Actual Annual Bonus	Actual Annual Bonus as a Percentage of Target Annual Bonus	Actual Annual Bonus as a Percentage of Maximum Annual Bonus

Don Carlos Bell, III, President and Chief Executive Officer	$500,000.00	$87,500.00	$1,000,000.00	$497,750.00	99.550%	49.775%

Thomas Fuller, Executive Vice President and Chief Financial Officer	$206,250.00	$36,093.75	$412,500.00	$205,322.00	99.550%	49.775%

Dvir Salomon, Executive Vice President and Chief Technology Officer	$137,500.00	$24,062.50	$275,000.00	$136,881.00	99.550%	49.775%

Kristin Beischel, Executive Vice President and Chief Marketing Officer	$112,500.00	$19,687.50	$225,000.00	$111,995.00	99.551%	49.776%
________________

* Minimum Annual Bonus is based upon hitting minimum target in only one category (revenue or EBITDA) which is possible.

Additional Bonus. The Compensation Committee of the Company also authorized the payment of an additional discretionary cash bonus of $25,000 to Dvir Salomon, bringing his total cash bonus compensation to $161,881.00.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

The following documents are filed as exhibits to this report:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated June 23, 2017, by and between YMax Communications Corp and Dvir Salomon
10.2	Amendment to Amended and Restated Employment Agreement, dated August 16, 2017, by and between YMax Communications Corp and Dvir Salomon
10.3	Executive Employment Agreement, dated May 8, 2017, by and between magicJack VocalTec Ltd. and Kristin Beischel
10.4	Amendment to Executive Employment Agreement, dated August 16, 2017, by and between magicJack VocalTec Ltd. and Kristin Beischel
10.5	Amendment to Executive Employment Agreement, dated November 9, 2017, by and between magicJack VocalTec Ltd. and Kristin Beischel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Name: Thomas Fuller
Title: Chief Financial Officer

Date: March 14, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated June 23, 2017, by and between YMax Communications Corp and Dvir Salomon
10.2	Amendment to Amended and Restated Employment Agreement, dated August 16, 2017, by and between YMax Communications Corp and Dvir Salomon
10.3	Executive Employment Agreement, dated May 8, 2017, by and between magicJack VocalTec Ltd. and Kristin Beischel
10.4	Amendment to Executive Employment Agreement, dated August 16, 2017, by and between magicJack VocalTec Ltd. and Kristin Beischel
10.5	Amendment to Executive Employment Agreement, dated November 9, 2017, by and between magicJack VocalTec Ltd. and Kristin Beischel